Exhibit 4.24

[FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED	PRINCIPAL AMOUNT: $
NO. FXR-	CUSIP:
ISIN:

CREDIT SUISSE AG[, acting through its
____________ Branch]
SUBORDINATED MEDIUM-TERM NOTE
(FIXED RATE)

Branch:

Form of Note: Book-Entry Note

Original Issue Date (Settlement Date):

Specified Currency:	☐ U.S. dollars	☐ Other:

Authorized Denominations:	☐ U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof
☐ Other:

Maturity Date:

Interest Payment Date(s):

Interest Rate: ____%
Day Count:	☐ 30/360
☐ Other:

Indexed Note:	☐ Yes	☐ No

Manner of Determining Principal Amount Payable at Maturity Date:

Manner of Determining Interest Payable at Interest Payment Date:

Dual Currency Note:	☐ Yes	☐ No

Optional Payment Currency:

Optional Election Date:

Amortizing Note:	☐ Yes	☐ No

Amortizing Schedule:

Original Issue Discount Note:	☐ Yes	☐ No

Issue Price:

Renewable Note:	☐ Yes	☐ No

Initial Maturity Date:

Optional Redemption:	☐ Yes	☐ No

Initial Redemption Date:
Initial Redemption Percentage:            %

Annual Redemption Percentage Reduction:

Optional Repayment:	☐ Yes	☐ No

Optional Repayment Date(s):

Optional Extension of Maturity:	☐ Yes	☐ No

Final Maturity Date:

Addendum Attached:	☐ Yes	☐ No

Exchange Rate Agent:

Other Provisions:

Credit Suisse AG, a corporation established under the laws of, and duly licensed as a bank in, Switzerland (together with its successors and assigns, the “Company”), [acting through its ___________ Branch,] for value received, hereby promises to pay to Cede & Co. or registered assignees, the Principal Amount as specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith or as shall be set forth in the Schedule of Exchanges of Subordinated Medium-Term Notes (Fixed Rate) attached hereto) on the Maturity Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from the Original Issue Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) at the Interest Rate per annum specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) until the Principal hereof is paid or duly made available for payment (except as provided below). The Company will pay interest in arrears on Interest Payment Date(s) specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) commencing with the first Interest Payment Date next succeeding the Original Issue Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), and on the Maturity Date (or any Redemption Date or Repayment Date) (these and certain other capitalized terms used herein are defined on the reverse of this Note); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date and will be payable to the registered holder of this Note (the “Holder” and, collectively, the “Holders”) on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date or the Maturity Date (or any Redemption Date or Repayment Date) would fall on a day that is not a Business Day, payment of interest, premium, if any, or Principal otherwise payable on such date shall not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any Redemption Date or Repayment Date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any Redemption Date or Repayment Date) to such next succeeding Business Day.

Payment of the Principal of this Note, any premium and the interest due on the Maturity Date (or any Redemption Date or Repayment Date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Company may determine and maintained for that purpose in the Borough of Manhattan, The City of New York (a “Paying Agent”), or at the office or agency of such other Paying Agent as the Company may determine.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other Provisions” apply to this Note as specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), this Note shall be subject to the terms set forth in such Addendum or such “Other Provisions.”

Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date, until the Principal hereof has been paid or duly made available for payment (except as provided herein). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the corresponding record date (the “Record Date”), which for this tranche of the Notes shall be, for so long as the Notes of this tranche are in the form of one or more Registered Global Securities, three Business Days prior to the relevant Interest Payment Date and, in the event that any Notes of this tranche are not represented by one or more Registered Global Securities, the fifteenth day (whether or not a Business Day) prior to the relevant Interest Payment Date; provided, however, that interest payable on the Maturity Date (or any Redemption Date or Repayment Date) will be payable to the person to whom the Principal hereof shall be payable.

If the Specified Currency specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is other than U.S. dollars, any payment on this Note on an Interest Payment Date or the Maturity Date (or any Redemption Date or Repayment Date) will be made in U.S. dollars, as provided below, unless the Holder hereof elects by written request (which request shall also include appropriate wire transfer instructions) to the Paying Agent at its corporate trust office in The City of New York received on or prior to the Record Date relating to an Interest Payment Date or at least 10 days prior to the Maturity Date (or any Redemption Date or Repayment Date), as the case may be, to receive such payment in such Specified Currency except as provided on the reverse hereof; provided, that any U.S. dollar amount to be received by a Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent appointed by the Company and specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) (the “Exchange Rate Agent”), at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Notes having the same terms as this Note (including Original Issue Date) scheduled to receive U.S. dollar payment and at which the applicable dealer commits to execute a contract; provided, further, that if such bid quotations are not available, such payments shall be made in such Specified Currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. The Holder hereof may elect to receive payment in such Specified Currency for all such payments and need not file a separate election for each such payment, and such election shall remain in effect until revoked by written notice to the Paying Agent at its corporate trust office in The City of New York received on a date prior to the Record Date for the relevant Interest Payment Date or at least 10 calendar days prior to the Maturity Date (or any Redemption Date or Repayment Date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on this Note, such election may thereafter be revoked so long as the Paying Agent is notified of the revocation within the time period set forth above.

If the Specified Currency specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is U.S. dollars, payment of the Principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest, other than interest due at maturity (or any Redemption Date or Repayment Date) will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

A Holder of U.S. $5,000,000 (or, if the Specified Currency specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity (or any Redemption Date or Repayment Date), by wire transfer of immediately available funds to an account within the United States maintained by the Holder of this Note if appropriate wire transfer instructions in writing have been received by the Paying Agent not less than 10 days prior to the applicable Interest Payment Date; provided, however, that, unless alternative arrangements are made, any such payments to be made in a Specified Currency other than U.S. dollars shall be made to an account at a bank outside the United States.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company[, acting through its ____________ Branch,] has caused this Note to be duly executed.

CREDIT SUISSE AG[, acting through its ____________ Branch]

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

CREDIT SUISSE AG[, acting through its
____________ Branch]
SUBORDINATED MEDIUM-TERM NOTE
(FIXED RATE)

This Note is one of a duly authorized issue of Subordinated Medium-Term Notes (the “Notes”) of the Company[, acting through its ____________ Branch]. The Notes are issuable under a subordinated indenture, dated as of March 29, 2007, as supplemented by a sixth supplemental indenture, dated as of March 25, 2009 (collectively, the “Indenture”), in each case between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Bank of New York Mellon (formerly known as The Bank of New York) at its corporate trust office in The City of New York has been appointed the Registrar and Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein. This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof (or in the pricing supplement attached hereto or delivered herewith) in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the Holder prior to maturity.

Interest payments on this Note will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment with respect to this Note (or from and including the Original Issue Date, if no interest has been paid or made available for payment with respect to this Note) to but excluding the next succeeding Interest Payment Date or Maturity Date (or earlier Redemption Date or Repayment Date, if any), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

This Note shall be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), in whole or from time to time in part in increments of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $2,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a “Redemption Date”), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The “Redemption Price” shall initially be the Initial Redemption Percentage specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

This Note shall be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), in whole or in part in increments of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $2,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a “Repayment Date”). For this Note to be repaid, this Note must be received, together with the form hereon entitled “Option to Elect Repayment” duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as an Original Issue Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (i) the Issue Price specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the “Discount.”

For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant (computed using the “Constant Yield” method in accordance with the rules under the Internal Revenue Code of 1986, as amended). The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the “Initial Period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as an Indexed Note, the return on this Note will be linked to the performance of one or more underlyings or a basket of such underlyings. The Company will refer generally to each index, exchange-traded fund, equity security of an issuer, exchange rate, commodity, commodity futures contract or any other market measure or reference asset as an “underlying.”

If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as a Dual Currency Note, the Company may have a one time option, exercisable on the Option Election Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms, of making all payments of Principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payment would otherwise be made in the Specified Currency of such Notes), in an optional currency (the “Optional Payment Currency”) specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith).If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as an Amortizing Note, the Company will make payments combining Principal and interest in installments over the life of such Note. Payments with respect to Amortizing Notes will be applied first to the interest due and payable on the Notes and then to the reduction of the unpaid Principal of the Notes.

If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as a Renewable Note, this Note will mature on an Interest Payment Date set forth on the face hereof (or in the applicable pricing supplement attached hereto or delivered herewith), unless the maturity of all or a portion of the Principal amount of this Note is extended in accordance with the procedures set forth in the applicable pricing supplement.

If so specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), the Maturity Date of this Note may be extended at the option of the Company for one or more periods up to but not beyond the date (the “Final Maturity Date”) set forth on the face hereof (or in the pricing supplement attached hereto or delivered herewith).

This Note will constitute the Company’s direct, unconditional, unsecured and subordinated obligation. In the event of any liquidation, dissolution or winding up, by bankruptcy or otherwise, the payment of principal and interest on this Note will be subordinated to the prior payment in full of all of the Company’s present and future unsubordinated creditors (the “Senior Creditors”), but not further or otherwise. The Company, for itself and its successors, and each Holder, by accepting the Notes, agrees that the subordination provisions in the Indenture are for the benefit of the Holders of Senior Indebtedness. “Senior Indebtedness” means all obligations of the Company to the Senior Creditors.

Subject to applicable law, no Holder shall be entitled to exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company [or the Branch] arising under or in connection with a tranche of Notes and each Holder shall, by virtue of being a Holder, be deemed to have waived all such rights of set-off, compensation or retention. The Company may not create or permit to exist any pledge or other security interest over the Company’s assets to secure the Company’s obligations in respect of this Note.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $2,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that if a different Authorized Denomination is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), this Note shall be issuable only in such Authorized Denomination. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in the minimum Authorized Denomination specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) or any amount in excess thereof which is an integral multiple thereof.

In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the Principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions that provide that the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder in order to (i) cure any ambiguity, defect or inconsistency in the Indenture, provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (ii) comply with the requirements of the Indenture if the Company consolidates with, merges with or into, or sells, conveys, transfers, leases or otherwise disposes of all or substantially all its property and assets (as an entirety or substantially as an entirety in one transaction or a series of transactions), to any person; (iii) comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) evidence and provide for the acceptance of appointment under the Indenture with respect to the Notes by a successor Trustee; (v) provide for uncertificated or unregistered Notes and to make all appropriate changes for such purpose; (vi) provide for a guarantee from a third party on outstanding Notes that are issued under the Indenture; (vii) provide for the substitution of one or more of the Company’s branches as obligor of the Notes; or (viii) make any change that does not materially and adversely affect the rights of any Holder.

The Indenture contains provisions that provide that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes; provided that, without the consent of each Holder of the Securities affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Note, or reduce the Principal thereof or the rate of interest thereon (including any amount in respect of original issue discount), or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Note that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, or change any place of payment where, or the currency in which, any Principal or the interest thereon is payable, modify any right to convert or exchange such Holder’s Note for another security to the detriment of the Holder or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Notes the consent of whose Holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Note of such Holder; or (iv) modify any of the provisions of the Indenture governing amendments or waivers with the consent of Holders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal amount of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

The Indenture provides that a series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, but all the Securities of each tranche within a series shall have identical terms, provided that Securities of each tranche within a series may have different authentication dates, public offering prices, initial interest accrual dates, and initial interest payment dates, if applicable. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, maintenance of an office or agency of the Company in The City of New York, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a Board Resolution or a supplemental indenture establishing such series or the Authority establishing such tranche.

Except as set forth below, if the Principal of, or premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

All determinations referred to above made by the Company or its agents shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Notes. So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the Principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said Principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered Holder of this Note.

Upon due presentment for registration of transfer of this Note, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company or any agent of the Company, the registrar of the Notes or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of law principles thereof), except for the subordination provisions hereof, which shall be governed by Swiss law.

As used herein:

(i)             the term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York or any other place of payment with respect to the applicable Notes and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars or euro, “Business Day” shall not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the Specified Currency, or (ii) with respect to Notes denominated in euros, “Business Day” shall also include any day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is in place;

(ii)            the term “Market Exchange Rate” shall mean, as of any date, for any currency or currency unit, the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in The City of New York on such date as certified for customs purposes by the Federal Reserve Bank of New York;

(iii)           the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

(iv)           all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ____________ (Custodian) ____________ (Minor)

Under Uniform Gifts to Minors Act ____________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature:

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Company to repay $__________ principal amount of the within Note, pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date of repayment, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office of the Trustee, [240 Greenwich Street, Floor 7E, New York, New York 10286, Attention: Corporate Finance].

Signature:

Dated:	NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

SCHEDULE OF EXCHANGES OF SUBORDINATED MEDIUM-TERM NOTES

(FIXED RATE)

The following exchanges of a part of this Registered Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Registered Global Security	Amount of Increase in Principal Amount of this Registered Global Security	Principal Amount of this Registered Global Security Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee